Exhibit 99.1

Moved on Business Wire
August 7, 2018

DXC Technology Delivers Solid First Quarter with Growth in
Revenue, Earnings per Share and Margins

•
Q1 earnings per share from continuing operations was $0.78, including the cumulative impact of certain items of $(1.15) per share, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, and a tax adjustment related to U.S. tax reform

•	Q1 non-GAAP earnings per share was $1.93

•
Q1 income from continuing operations was $231 million, including the cumulative impact of certain items of $(333) million, reflecting restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets

•	Q1 non-GAAP income from continuing operations was $564 million

•	Q1 EBIT of $413 million, adjusted for certain items is $803 million and adjusted EBIT margin was 15.2%, compared with 10.9% in the prior year

•	Q1 net cash from operating activities was $473 million

•	Q1 adjusted free cash flow was $321 million

TYSONS, Va., August 7, 2018 - DXC Technology (NYSE: DXC) today reported results for the first quarter of fiscal year 2019, representing the period from April 1 through June 30, 2018. All results from continuing operations and comparisons exclude the U.S. Public Sector business, which was combined with Vencore Holding Corp. and KeyPoint Government Solutions to form a new publicly-traded company, Perspecta.

“In the first quarter of fiscal 2019, DXC Technology delivered year-over-year growth in revenue, earnings per share, and margins,” said Mike Lawrie, DXC’s chairman, president and CEO. “We continue to build momentum in digital, with double-digit growth in each of our digital areas, and we also drove growth in our industry offerings, where we are seeing strong demand in financial services and healthcare. During the quarter, we completed the separation of our U.S. Public Sector business, and we also recently announced our intent to acquire Molina Medicaid Solutions from Molina Healthcare. This transaction will expand our state Medicaid business while enhancing the capabilities we provide these agencies. DXC is on track to deliver against its fiscal 2019 financial targets.”

Financial Highlights - First Quarter Fiscal 2019

•
Diluted earnings per share from continuing operations was $0.78 in the first quarter, including $(0.50) per share of restructuring costs, $(0.19) per share of transaction, separation and integration-related costs, $(0.35) per share of amortization of acquired intangible assets, and $(0.11) per share or tax adjustment related to U.S. tax reform. This compares with $0.33 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $1.93. This compares with $1.23 in the year ago period.

•	Revenue in the first quarter was $5,282 million. Revenue grew 0.9% compared with $5,236 million in the prior year.

•
Income from continuing operations before income taxes was $360 million in the first quarter, including $(185) million of restructuring costs, $(70) million of transaction, separation and integration-related costs, and $(135) million of amortization of acquired intangibles. This compares with $91 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $750 million compared with $512 million in the year ago period on a GAAP basis.

•
Net income was $266 million for the first quarter, including $(144) million of restructuring costs, $(54) million of transaction, separation and integration-related costs, $(102) million of amortization of acquired intangibles and $(33) million of tax adjustment related to U.S. tax reform. This compares with $173 million in the prior year period.

•	Non-GAAP net income was $599 million.

•	Adjusted EBIT was $803 million in the first quarter compared with $570 million in the prior year. Adjusted EBIT margin was 15.2% compared with 10.9% in the year ago quarter.

•	Net cash provided by operating activities was $473 million in the first quarter, compared with $519 million in the year ago period.

•	Adjusted free cash flow was $321 million in the first quarter.

Global Business Services (GBS)
GBS revenue was $2,213 million in the quarter compared to $2,267 million for the prior year. GBS revenue decreased 2.4% year-over-year, reflecting the completion of several traditional application contracts. This was partially offset by strong growth in our Enterprise and Cloud Applications business. GBS profit margin in the quarter was 18.2%, up from 12.1% in the prior year, reflecting ongoing cost actions in the business. New business awards for GBS were $2.0 billion in the first quarter.

Global Infrastructure Services (GIS)
GIS revenue was $3,069 million in the quarter compared to $2,969 million for the prior year. GIS revenues grew 3.4% year-over-year, reflecting a continued moderation of the decline in our IT outsourcing services business as well as strong growth in Cloud and Platform Services, Security, and Workplace and Mobility. GIS profit margin in the quarter was 15.4%, up from 9.1% in the prior year, reflecting ongoing cost actions and process automation. New business awards for GIS were $2.6 billion in the first quarter.

Returning Capital to Shareholders
During the first quarter, DXC Technology returned $375 million to shareholders, consisting of $51 million in common stock dividends and $324 million in share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 5 p.m. EDT. The dial-in number for domestic callers is 888-682-0995. Callers who reside outside of the United States should dial +1-334-323-0509. The passcode for all participants is 6328180. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until August 14, 2018. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 6328180. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
DXC Technology is the world's leading independent, end-to-end IT services company, serving nearly 6,000 private and public-sector clients from a diverse array of industries across 70 countries. The company's technology independence, global talent and extensive partner network deliver transformative digital offerings and solutions that help clients harness the power of innovation to thrive on change. DXC Technology is recognized among the best corporate citizens globally. For more information, visit www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and any updating information in subsequent SEC filings including DXC's upcoming Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended
(in millions, except per-share amounts)	June 30, 2018	June 30, 2017

Revenues	$5,282	$5,236

Costs of services	3,867	4,309
Selling, general and administrative	440	393
Depreciation and amortization	471	342
Restructuring costs	185	187
Interest expense	85	74
Interest income	(32)	(16)
Other income, net	(94)	(144)
Total costs and expenses	4,922	5,145

Income from continuing operations before income taxes	360	91
Income tax expense (benefit)	129	(17)
Income from continuing operations	231	108
Income from discontinued operations, net of tax	35	65
Net income	266	173
Less: net income attributable to non-controlling interest, net of tax	7	14
Net income attributable to DXC common stockholders	$259	$159

Income per common share:
Basic:
Continuing operations	$0.79	$0.33
Discontinued operations	0.12	0.23
	$0.91	$0.56
Diluted:
Continuing operations	$0.78	$0.33
Discontinued operations	0.12	0.22
	$0.90	$0.55

Cash dividend per common share	$0.19	$0.18

Weighted average common shares outstanding for:
Basic EPS	284.44	283.83
Diluted EPS	289.30	289.47

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	June 30, 2018	March 31, 2018
Assets
Cash and cash equivalents	$2,579	$2,593
Receivables, net	5,271	5,481
Prepaid expenses	577	496
Other current assets	389	469
Assets of discontinued operations	—	581
Total current assets	8,816	9,620

Intangible assets, net	6,899	7,179
Goodwill	7,451	7,619
Deferred income taxes, net	332	373
Property and equipment, net	3,349	3,363
Other assets	2,279	2,404
Assets of discontinued operations - non-current	—	3,363
Total Assets	$29,126	$33,921

Liabilities
Short-term debt and current maturities of long-term debt	$2,307	$1,918
Accounts payable	1,326	1,513
Accrued payroll and related costs	755	744
Accrued expenses and other current liabilities	3,288	3,120
Deferred revenue and advance contract payments	1,530	1,641
Income taxes payable	108	127
Liabilities of discontinued operations	—	789
Total current liabilities	9,314	9,852

Long-term debt, net of current maturities	4,747	6,092
Non-current deferred revenue	351	795
Non-current income tax liabilities and deferred tax liabilities	1,182	1,166
Other long-term liabilities	1,718	1,723
Liabilities of discontinued operations - long-term	—	456
Total Liabilities	17,312	20,084

Total Equity	11,814	13,837

Total Liabilities and Equity	$29,126	$33,921

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Three Months Ended
(in millions)	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$266	$173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	509	363
Share-based compensation	22	40
Gain on dispositions	(46)	(4)
Unrealized foreign currency exchange losses	(16)	(132)
Other non-cash charges, net	12	17
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	(196)	(42)
(Decrease) increase in liabilities	(78)	104
Net cash provided by operating activities	473	519

Cash flows from investing activities:
Purchases of property and equipment	(79)	(69)
Payments for transition and transformation contract costs	(92)	(23)
Software purchased and developed	(49)	(47)
Cash acquired through Merger	—	974
Payments for acquisitions, net of cash acquired	(43)	—
Business dispositions	(65)	—
Deferred purchase price receivable	33	15
Proceeds from sale of assets	19	9
Other investing activities, net	(8)	15
Net cash (used in) provided by investing activities	(284)	874

Cash flows from financing activities:
Borrowings of commercial paper	633	611
Repayments of commercial paper	(633)	(553)
Borrowings on long-term debt, net of discount	483	—
Principal payments on long-term debt	(1,278)	(27)
Payments on capital leases and borrowings for asset financing	(259)	(124)
Borrowings for USPS spin transaction	1,114	—
Proceeds from stock options and other common stock transactions	9	25
Taxes paid related to net share settlements of share-based compensation awards	(1)	(62)
Repurchase of common stock	(314)	(14)
Dividend payments	(51)	(20)
Other financing activities, net	(3)	(4)
Net cash used in financing activities	(300)	(168)
Effect of exchange rate changes on cash and cash equivalents	(39)	29
Net (decrease) increase in cash and cash equivalents	(150)	1,254
Cash and cash equivalents at beginning of year	2,729	1,268
Cash and cash equivalents at end of period	$2,579	$2,522

Segment Results

The following table summarizes segment revenue for the three months ended June 30, 2018 as compared to the three months ended June 30, 2017:

Segment Revenue
(in millions)	June 30, 2018	June 30, 2017	% Change	% Change in Constant Currency
Global Business Services	$2,213	$2,267	(2.4)%	(4.6)%
Global Infrastructure Services	3,069	2,969	3.4%	0.3%
Total Revenues	$5,282	$5,236	0.9%	(1.8)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges. The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended
(in millions)	June 30, 2018	June 30, 2017
Profit
GBS profit	$403	$274
GIS profit	474	271
All other (loss) profit	(74)	25
Interest income	32	16
Interest expense	(85)	(74)
Restructuring costs	(185)	(187)
Transaction, separation and integration-related costs	(70)	(124)
Amortization of acquired intangible assets	(135)	(110)
Income from continuing operations before income taxes	$360	$91

Segment profit margins
GBS	18.2%	12.1%
GIS	15.4%	9.1%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), EBIT margin, adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•
Tax adjustment - reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2019, and the application of an approximate 28% tax rate for fiscal 2018, which is within the targeted effective tax rate range for the prior year.

EBIT and Adjusted EBIT

A reconciliation of net income to adjusted EBIT is as follows:

	Three Months Ended
(in millions)	June 30, 2018	June 30, 2017
Net income	$266	$173
Income from discontinued operations, net of taxes	(35)	(65)
Income tax expense (benefit)	129	(17)
Interest income	(32)	(16)
Interest expense	85	74
EBIT	413	149
Restructuring costs	185	187
Transaction, separation, and integration-related costs	70	124
Amortization of acquired intangible assets	135	110
Adjusted EBIT	$803	$570

Adjusted EBIT margin	15.2%	10.9%
EBIT margin	7.8%	2.8%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended June 30, 2018
Net cash provided by operating activities	$473
Net cash used in investing activities	(284)
Acquisitions, net of cash acquired	43
Business dispositions	65
Payments on capital leases and other long-term asset financings	(259)
Payments on transaction, separation and integration-related costs	105
Payments on restructuring costs	148
Sale of accounts receivables, net DPP	(26)
Sale of USPS accounts receivables	56
Adjusted free cash flow	$321

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended June 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,867	$—	$—	$—	$—	$3,867
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	440	—	(70)	—	—	370

Income from continuing operations before income taxes	360	185	70	135	—	750
Income tax expense	129	41	16	33	(33)	186
Income from continuing operations	231	144	54	102	33	564
Income from discontinued operations, net of tax	35	—	—	—	—	35
Net income	266	144	54	102	33	599
Less: net income attributable to non-controlling interest, net of tax	7	—	—	—	—	7
Net income attributable to DXC common stockholders	$259	$144	$54	$102	$33	$592

Effective tax rate	35.8%					24.8%

Basic EPS from continuing operations	$0.79	$0.51	$0.19	$0.36	$0.12	$1.96
Diluted EPS from continuing operations	$0.78	$0.50	$0.19	$0.35	$0.11	$1.93

Weighted average common shares outstanding for:
Basic EPS	284.44	284.44	284.44	284.44	284.44	284.44
Diluted EPS	289.30	289.30	289.30	289.30	289.30	289.30

	Three Months Ended June 30, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,309	$—	$—	$—	$—	$4,309
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	393	—	(124)	—	—	269

Income from continuing operations before income taxes	91	187	124	110	—	512
Income tax (benefit) expense	(17)	—	—	—	160	143
Income from continuing operations	108	187	124	110	(160)	369
Income from discontinued operations, net of tax	65	—	—	—	—	65
Net income	173	187	124	110	(160)	434
Less: net income attributable to non-controlling interest, net of tax	14	—	—	—	—	14
Net income attributable to DXC common stockholders	$159	$187	$124	$110	$(160)	$420

Effective Tax Rate	(18.7)%					28.0%

Basic EPS from continuing operations	$0.33	$0.66	$0.44	$0.39	$(0.56)	$1.25
Diluted EPS from continuing operations	$0.33	$0.65	$0.43	$0.38	$(0.55)	$1.23

Weighted average common shares outstanding for:
Basic EPS	283.83	283.83	283.83	283.83	283.83	283.83
Diluted EPS	289.47	289.47	289.47	289.47	289.47	289.47